Exhibit 10.19

                          SECURITIES PURCHASE AGREEMENT

                  SECURITIES PURCHASE AGREEMENT dated as of November 5, 1999, between MED-EMERG INTERNATIONAL, INC. a Canadian corporation with principal executive offices located at 2550 Argentia Road, Suite 205, Mississauga, Ontario, Canada L5N 5R1 (the "Company") and Tadeo E-Commerce Corp., a Delaware corporation having an address at 5 Hanover Square, New York, New York 10004 ("Buyer").

                              W I T N E S S E T H:

                  WHEREAS, the Company desires to sell, and the Buyer desires to purchase, upon the terms and subject to the conditions of this Agreement, $400,000 market value as of the date hereof shares (the "Shares") of Common Stock of the Company (the " Common Stock"); and

                  WHEREAS, the Company has agreed to register on behalf of Buyer the Shares under the terms of that certain Registration Rights Agreement, of even date herewith, by and between the Company and Buyer (the "Registration Agreement");

                  NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                  I. PURCHASE AND SALE OF PREFERRED STOCK

                  A. TRANSACTION. Buyer hereby agrees to purchase from the Company, and the Company has offered and hereby agrees to issue and sell to the Buyer in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Shares.

                  B. PURCHASE PRICE; FORM OF PAYMENT. The purchase price (the "Purchase Price") for the Shares to be purchased by Buyer hereunder shall be (i) Buyer's agreement to provide services to the Company in accordance with the terms of that certain Web Site Design and Consulting Agreement, dated as of November 5, 1999 (the "Web Agreement"), by and between Company and Buyer (the "Services"), and (ii) a cash payment equal to the aggregate par value of the Shares, with the Shares being delivered to Buyer on the Delivery Date (as hereinafter defined).

                  II. BUYER'S REPRESENTATIONS, WARRANTIES; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

                  Buyer represents and warrants to and covenants and agrees with the Company, as follows:
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                  A. Buyer is purchasing the Shares for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act.

                  B. Buyer is (i) experienced in making investments of the kind contemplated by this Agreement, (ii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Securities, and (iii) able to afford the loss of its investment in the Shares.

                  C. Buyer understands that the Shares are being offered and sold by the Company in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws, and that the Company is relying upon the accuracy of, and Buyer's compliance with, Buyer's representations, warranties and covenants, respectively and severally, as set forth in this Agreement to determine the availability of such exemption and the eligibility of Buyer to purchase the Shares;

                  D. Buyer has been furnished with or provided access to all materials relating to the business, financial position and results of operations of the Company, and all other materials requested by Buyer to enable it to make an informed investment decision with respect to the Shares.

                  E. Buyer acknowledges that it has been furnished with copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and all other reports and documents heretofore filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the filing of the Annual Report (collectively the "Commission Filings").

                  F. Buyer acknowledges that in making its decision to purchase the Shares it has been given an opportunity to ask questions of and to receive answers from the Company's executive officers, directors and management personnel concerning the terms and conditions of the private placement of the Shares by the Company.

                  G. Buyer understands that the Shares have not been approved or disapproved by the Commission or any state or Canadian securities commission, and that the foregoing authorities have not reviewed any documents or instruments in connection with the offer and sale to it of the Shares, and have not confirmed or determined the adequacy or accuracy of any such documents or instruments.

                  H. This Agreement has been duly and validly authorized, executed and delivered by Buyer and is a valid and binding agreement of Buyer enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

                  I. AUTHORITY; VALIDITY AND ENFORCEABILITY. Buyer has the requisite corporate power and authority to enter into this Agreement and the Registration Agreement of even date

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herewith between the Company and the Buyer. The execution, delivery and performance by Buyer of this Agreement and the Registration Agreement, and the consummation by Buyer of the transactions contemplated hereby and thereby has been duly authorized by all necessary corporate action on the part of Buyer. Each of this Agreement and the Registration Agreement has been duly validly executed and delivered by Buyer, and each such instrument constitutes a valid and binding obligation of Buyer enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

                  III. COMPANY'S REPRESENTATIONS

                  The Company represents and warrants to Buyer that:

                  A. CAPITALIZATION. 1. The Company had 3,095,544 shares of its common stock (the "Common Stock") outstanding as of November 4, 1999 and 500,000 shares of preferred stock outstanding as of November 4, 1999, which can be converted into a maximum of 750,000 shares of Common Stock (not including the payment of dividends thereon in additional shares of Common Stock), subject to anti-dilution and similar provisions. All of the issued and outstanding shares of Common Stock and preferred stock have been duly authorized and validly issued and are fully paid and non-assessable. As of the date hereof, the Company has outstanding stock options and warrants to purchase 2,758,400 shares of Common Stock. The Shares have been duly and validly authorized and reserved for issuance by the Company, and when issued by the Company pursuant to the terms of this Agreement will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive, subscription, "call" or other similar rights to acquire the Common Stock or the Company's preferred stock that have been issued or granted to any person, except as disclosed on Schedule III. A.1.

                  2. The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, unincorporated business organization, association, trust or other business entity, except as disclosed on Schedule III.A.2.

                  B. ORGANIZATION; REPORTING COMPANY STATUS. 1. The Company is a corporation duly organized, validly existing and in good standing under the laws of Ontario, Canada and is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company or on the consummation of any of the transactions contemplated by this Agreement (a "Material Adverse Effect").

                  2. The Company has registered the Common Stock pursuant to
Section 12 of the Exchange Act and has timely filed with the Commission all reports and information required to be filed by it pursuant to all reporting obligations under Section 13(a) or 15(d), as applicable, of the Exchange Act for the 12-month period immediately preceding the date hereof. The Common Stock is listed and traded on the NASDAQ SmallCap Stock Market ("NASDAQ") and the

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Company has not received any notice regarding, and to its knowledge there is no threat of, the termination or discontinuance of the eligibility of the Common Stock for such listing.

                  C. AUTHORITY; VALIDITY AND ENFORCEABILITY. The Company has the requisite corporate power and authority to enter into this Agreement and the Registration Agreement. The execution, delivery and performance by the Company of this Agreement and the Registration Agreement, and the consummation by the Company of the transactions contemplated hereby and thereby (the issuance of the Shares and the registration of the Shares), has been duly authorized by all necessary corporate action on the part of the Company. Each of this Agreement and the Registration Agreement has been duly validly executed and delivered by the Company and each instrument constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. The Shares have been duly and validly authorized for issuance by the Company.

                  D. NON-CONTRAVENTION. The execution and delivery by the Company of this Agreement and the Registration Agreement, the issuance of the Shares, and the consummation by the Company of the other transactions contemplated hereby and thereby, do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default (or an event which, with notice, lapse of time or both, would constitute a default) under (i) the articles of incorporation or by-laws of the Company or
(ii) except for such conflict, breach or default which would not have a Material Adverse Effect, any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which its properties or assets are bound, or any law, rule, regulation, decree, judgment or order of any court or public or governmental authority having jurisdiction over the Company or any of the Company's properties or assets, including the Rules of The Nasdaq Stock Market, Inc.

                  E. APPROVALS. No authorization, approval or consent of any court or public or governmental authority is required to be obtained by the Company for the issuance and sale of the Shares to Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained by the Company prior to the date hereof.

                  F. COMMISSION FILINGS. None of the Commission Filings contained at the time they were filed any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  G. ABSENCE OF CERTAIN CHANGES. Except as disclosed on Schedule III.A.I., Schedule III.A.II, or Schedule III.G. or in the Financial Statements (as defined in Section III.K. hereto), since the Balance Sheet Date (as defined in Section III.K.), there has not occurred any change, event or development in the business, financial condition, prospects or results of operations of the Company, and there has not existed any condition having or reasonably likely to have, a Material Adverse Effect.]

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                  H. FULL DISCLOSURE. There is no fact known to the Company
(other than general economic or industry conditions known to the public generally) that has not been fully disclosed in writing to the Buyer that (i) reasonably would be expected to have a Material Adverse Effect or (ii) reasonably would be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or the Registration Agreement.

                  I. ABSENCE OF LITIGATION. There is no action, suit, claim, proceeding, inquiry or investigation pending or, to the Company's knowledge, threatened, by or before any court or public or governmental authority, or under the aegis of the Listing Investigations Division of The Nasdaq Stock Market, Inc., which, if determined adversely to the Company, would have a Material Adverse Effect.

                  J. ABSENCE OF EVENTS OF DEFAULT. No "Event of Default" (as defined in any agreement or instrument to which the Company is a party) and no event which, with notice, lapse of time or both, would constitute an Event of Default (as so defined), has occurred and is continuing, which could have a Material Adverse Effect.

                  K. FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES. The Company has delivered to Buyer true and complete copies of its audited balance sheet as at December 31, 1998 and the related audited statements of operations and cash flows for the three fiscal years ended December 31, 1996, 1997 and 1998, including the related notes and schedules thereto, as well as the same financial statements as of and for the three and nine-month periods ended September 30, 1999 (collectively, the "Financial Statements"), and all management letters, if any, from the Company's independent auditors relating to the dates and periods covered by the Financial Statements. Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with United States General Accepted Accounting Principles ("GAAP") (subject, in the case of the interim Financial Statements, to normal year end adjustments and the absence of footnotes) and in conformity with the practices consistently applied by the Company without modification of the accounting principles used in the preparation thereof, and fairly presents the financial position, results of operations and cash flows of the Company as at the dates and for the periods indicated. For purposes hereof, the audited balance sheet of the Company as at December 31, 1998 is hereinafter referred to as the "Balance Sheet" and December 31, 1998 is hereinafter referred to as the "Balance Sheet Date". The Company has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the Balance Sheet or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto or otherwise described and reflected in the Financial Statements, or was not incurred in the ordinary course of business consistent with the Company's past practices since the Balance Sheet Date.

                  L. NO MISREPRESENTATION. No representation or warranty of the Company contained in this Agreement, any schedule, annex or exhibit hereto or any agreement, instrument or certificate furnished by the Company to Buyer pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.

                  IV. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

                  A. RESTRICTIVE LEGEND. Buyer acknowledges and agrees that, upon issuance pursuant to this Agreement, the Shares shall have endorsed thereon a legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Shares):

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS."

                  B. FILINGS. The Company shall make all necessary SEC, Nasdaq and "blue sky" filings required to be made by the Company in connection with the sale of the Shares as contemplated under the terms of this Agreement, and as required by all applicable laws and the Rules of The Nasdaq Stock Market, Inc., and shall provide copies thereof to the Buyer promptly after such filing.

                  C. REPORTING STATUS. So long as the Buyer beneficially owns any of the Shares, the Company shall use its best efforts timely to file all reports required to be filed by it with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

                  D. LISTING. Except to the extent the Company lists its Common Stock on The New York Stock Exchange or the Nasdaq National Market System, the Company shall use its best efforts to maintain its listing of the Common Stock on the NASDAQ.

                  V. TRANSFER AGENT INSTRUCTIONS.

                  The Company undertakes and agrees that no instruction other than the instructions referred to in this Section V and customary stop transfer instructions prior to the registration and sale of the Shares pursuant to an effective Securities Act registration statement will be given to its transfer agent for the Shares and that the Shares otherwise shall be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Agreement and applicable law. Nothing contained in this Section V shall affect in any way Buyer's obligations and agreement to comply with all applicable securities laws upon resale of such Shares. If, at any time, Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of the resale by Buyer of such Shares is

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


not required under the Securities Act and that the removal of restrictive legends is permitted under applicable law, the Company shall permit the transfer of such Shares and, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without any restrictive legends endorsed thereon.

                  VI. DELIVERY INSTRUCTIONS.

                  The Shares shall be delivered by the Company on the Delivery Date.

                  VII. DELIVERY DATE.

                  The date and time of the issuance and sale of the Shares (the "Delivery Date") shall be the later of: (i) May 8, 2000; PROVIDED, that Buyer has delivered the Services to the Company in accordance with the terms of the Web Agreement; or (ii) such other date as shall be mutually agreed upon in writing by the Company and the Buyer. The issuance and sale of the Shares shall occur on the Delivery Date at the offices of Nixon Peabody LLP, 437 Madison Avenue, New York, New York.

                  VIII. SURVIVAL; INDEMNIFICATION.

                  A. The representations, warranties and covenants made by each of the Company, on the one hand, and Buyer on the other hand, in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

                  B. The Company hereby agrees to indemnify and hold harmless the Buyer, its Affiliates and their respective officers, directors, partners and members (collectively, the "Buyer Indemnitees"), from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses"), and agrees to reimburse the Buyer Indemnitees for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Buyer Indemnitees and to the extent arising out of or in connection with:

                  1. any misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

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


                  2. any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement.

                  C. Buyer hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Losses, and agrees to reimburse the Company Indemnitees for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

                  1. any misrepresentation, omission of fact, or breach of any of Buyer's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by Buyer pursuant to this Agreement; or

                  2. any failure by Buyer to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or any instrument, certificate or agreement entered into or delivered by Buyer pursuant to this Agreement.

                  D. Promptly after receipt by either party hereto seeking indemnification pursuant to this Section XI (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this
Section XI is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel (together with appropriate local counsel) and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of- pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, (i) potentially differing interests between such parties in the conduct of the defense of such Claim, or
(ii) if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party and which can not be presented by counsel to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of
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


the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

                  E. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

                  IX. GOVERNING LAW: MISCELLANEOUS.

                  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to the conflicts of law principles of such state. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                  X. NOTICES.

                  Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service,

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and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

(1) if to the Company, to:                (3) if to Buyer, to

Med-Emerg International, Inc.             Tadeo E-Commerce Corp.
2550 Argentia Road, Suite 205             5 Hanover Square
Mississauga, Ontario                      New York, NY 10004
Canada L5N 5R1                            Attention: Damon Testaverde, President
Attention:  Katherine Gamble

With a copy to:                           With a copy to:

Gersten, Savage & Kaplowitz LLP           Nixon Peabody LLP
101 East 52nd Street                      437 Madison Avenue
New York, New York  10022                 New York, New York 10022-7001
Attention: Arthur Marcus, Esq.            Attention: Peter W. Rothberg, Esq.


                  The Company or Buyer may change its foregoing address by notice given pursuant to this Section XII.

                  XI. CONFIDENTIALITY.

                  Each of the Company and Buyer agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; PROVIDED, HOWEVER, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law (including, without limitation, pursuant to Item 10 of Rule 601 of Regulation S-K under the Securities Act and the Exchange Act).

                  XII. ASSIGNMENT.

                  This Agreement shall not be assignable by any of the parties hereto prior to the Closing without the prior written consent of the other party, and any attempted assignment contrary to the provisions hereby shall be null and void; PROVIDED, HOWEVER, that Buyer may assign its rights and obligations hereunder, in whole or in part, to any affiliate of Buyer who furnishes to the Company the representations and warranties set forth in Section II hereof and otherwise agrees to be bound by the terms of this Agreement.

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                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the date first above written.

                                          MED-EMERG INTERNATIONAL, INC.



                                          By:/s/Ramesh Zacharias
                                            ------------------------------------
                                          Name: Ramesh Zacharias
                                          Title: Chief Executive Officer and
                                                 President



                                          TADEO E-COMMERCE CORP.



                                          By:/s/Alexander Kalpaxis
                                            ------------------------------------
                                          Name: Alexander Kalpaxis
                                          Title: Executive Vice President